EXHIBIT 2.1
                            STATE OF INDIANA
                    OFFICE OF THE SECRETARY OF STATE

                      CERTIFICATE OF INCORPORATION

                                   OF

                           ULTIMATE SPORTS, INC.

I, EVAN BAYH, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the

Indiana Business Corporation Law,

as amended.


NOW, THEREFORE, I hereby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence will begin December 06, 1988.

                                   In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Sixth day of December, 1988

                                   /s/ Evan Bayh
                                   EVAN BAYH, Secretary of State

                                   By /s/
                                   Deputy
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ARTICLES OF INCORPORATION               Provided by: EVAN BAYH
State Form 4159 (R5/1-88)               Secretary of State
                                        Room 155, State House
                                        Indianapolis, Indiana 46204
                                        (317) 232-6576
                                        Indiana Code 23-1-21-2

                                        FILING FEE:  $90.00

INSTRUCTIONS:  Use 8 1/2 x 11 inch white paper for inserts
               Filing requirements - Present original and one copy to the address in the upper right corner of this form

                       ARTICLES OF INCORPORATION OF

(Indicate the appropriate act)
The undersigned desiring to form a corporation (herein after referred to as "Corporation") pursuant to the provisions of:

     [X]  Indiana Business Corporation Law
     [ ]  Indiana Professional Corporation Act 1983
     As amended, executes the following Articles of Incorporation:

                              ARTICLE I NAME
Name of Corporation
          Ultimate Sports, Inc.
(The name must contain the work "Corporation," "Incorporated," "Limited," "Company" or an abbreviation of one of those words.)

                  ARTICLE II REGISTERED OFFICE AND AGENT
(The street address of the corporation's initial registered office in Indiana and the name of its initial registered agent at that office is:):
Name of Agent
          Kevin W. Metheny
Street Address of Registered Office                              Zip Code
          345 Burnetts Road, West Lafayette, Indiana             47906

                       ARTICLE III AUTHORIZED SHARES
Number of shares:   1000
     The total number of shares which the corporation is authorized to issue is at least one class of shares, is hereby authorized unlimited voting rights, and is entitled to receive net assets of the Corporation upon dissolution.

                         ARTICLE IV INCORPORATORS
 (The name(s) and address(es) of the Incorporator(s) of the corporation:)

                    NUMBER and STREET
NAME                OR BUILDING         CITY           STATE     ZIP CODE

Kevin W. Metheny    345 Burnetts Road   W. Lafayette   IN        47906

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true.

this 5th day of December 1988.

Signature                          Printed Name
/s/ Kevin W. Metheny               Kevin W. Metheny

This instrument was prepared by (Name)
     Edward Chosnek

Address (Street, number, city and state)                         Zip Code
     Pearlman & Chosnek, P. O. Box 708, Lafayette, Indiana       47902
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                             State of Indiana
                     Office of the Secretary of State


                         CERTIFICATE OF AMENDMENT

                                    of

                           ULTIMATE SPORTS, INC.


I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.


NOW, THEREFORE, with this document I certify that said transaction will become effective Monday, April 09, 2001.

                                        In Witness Whereof, I have caused to
                                        be affixed my signature and the seal
                                        of the State of Indiana at the City
                                        of Indianapolis, April 9, 2001.

                                        /s/ Sue Anne Gilroy

                                        SUE ANNE GILROY,
                                        SECRETARY OF STATE
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ARTICLES OF AMENDMENT OF THE                 SUE ANNE GILROY
ARTICLES OF INCORPORATION                    SECRETARY OF STATE
State Form 38333 (R8 / 12-96)                CORPORATIONS DIVISION
Approved by State Board of Accounts 1995     302 W. Washington St., Rm E018
                                             Indianapolis, IN 46204
                                             Telephone: (317) 232-6576
                                             Indiana Code: 23-1-38-1 et. Seq.

                                             FILING FEE:  $30.00

INSTRUCTIONS:  Use 8 1/2" x 11" white paper for inserts.
               Present original and two copies to address in upper right hand corner of this form. Please TYPE or PRINT.

                       ARTICLES OF AMENDMENT OF THE
                       ARTICLES OF INCORPORATION OF:

Name of Corporation                          Date of Incorporation

     ULTIMATE SPORTS, INC.                   December 6, 1988

The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of (indicate appropriate act)

     [X] Indiana Business Corporation Law
     [ ] Indiana Professional Corporation Act of 1983 as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                          ARTICLE I  AMENDMENT(S)

The exact text of Article(s)  III   Authorized Shares  of the Articles

(NOTE: If amending the name of corporation, write Article "I" in space above and write "The name of the Corporation is "___________" below.)

     Resolved that the total number of shares which the Corporation has authority to issue is 50,000,000.

                               ARTICLE II

Date of each amendment's adoption:

     July 26, 2000

                        (Continued on reverse side)
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                 ARTICLE III  Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

[X]  SECTION 1 This amendment was adopted by the Board of Directors or
               Incorporators and shareholder action was not required.

[X]  SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B).

               A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:
               ___  Shares entitled to vote.
               ___  Number of shares represented at the meeting.
               ___  Shares voted in favor.
               ___  Shares voted against.

               B. Unanimous written consent executed on July 26, 2000 and signed by all shareholders entitled to vote.

             ARTICLE IV  Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 29th day of March, 2001

Signature of current officer            Printed name of officer
or chairman of the board                or chairman of the board
/s/ Martin J. Maassen                   Martin J. Maassen

Signature's title
Chairman of the Board
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